UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

Morgans Hotel Group Co.
 (Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Light Group Transaction

On November 17, 2011, subsidiaries of Morgans Hotel Group Co. (the “Company” or “Morgans”) entered into two separate agreements to purchase, in the aggregate, 90% of the equity interests in a group of companies known as The Light Group, an operator of restaurants, nightclubs, bars and other food and beverage venues, for a purchase price of $28.5 million in cash and up to $18 million in notes convertible into shares of the Company’s common stock subject to the achievement of certain EBITDA (earnings before interest, tax, depreciation and amortization) targets for the acquired business (“The Light Group Transaction”).

The Light Group Transaction is expected to close in the fourth quarter and is subject to satisfaction of customary closing conditions.

Purchase Agreements

As part of The Light Group Transaction, Morgans Group LLC (“MGLLC”), a wholly-owned subsidiary of the Company, TLG Acquisition LLC (“TLG Acquisition”), a newly-formed subsidiary of the Company, Sasson Masi F&B Holdings, LLC, Sasson Masi Nightlife Holdings, LLC, Andrew Sasson and Andy Masi entered into a Master Purchase Agreement (the “Sasson/Masi Purchase Agreement”), pursuant to which TLG Acquisition agreed to purchase 100% of the equity interest in The Light Group LLC, 50% of the equity interest in HHH Holdings LLC, and 50% of the equity interest in DDD Holdings, LLC. In addition, MGLLC, TLG Acquisition, Zabeel Investments (L.L.C.) and Zabeel Investments Inc. (“Zabeel”) entered into a separate Securities Purchase Agreement (the “Zabeel Purchase Agreement”), pursuant to which TLG Acquisition agreed to purchase the remaining 50% of the equity interest in HHH Holdings, LLC and DDD Holdings, LLC. The aggregate purchase price consists of the following: (i) $20 million in cash to Zabeel, (ii) $5.5 million in cash to Mr. Sasson and $3.0 million in cash to Mr. Masi, in each case, subject to customary working capital adjustments, (iii) the issuance of 10% of the equity interests in TLG Acquisition, with 5% to Mr. Sasson and 5% to Mr. Masi, (iv) promissory notes convertible into shares of the Company’s common stock for up to $18 million in potential payments, allocated $16 million to Mr. Sasson and $2 million to Mr. Masi, and (v) an annual interest payment of 8% (increasing to 18% after the third anniversary of the closing date, as described below) on the promissory notes.

The maximum payment of $18 million is based on TLG Acquisition achieving EBITDA of at least $18 million from non-Morgans business (the “Non-Morgans EBITDA”) during the 27-month period starting on January 1, 2012, with ratable reduction of the payment if less than $18 million of EBITDA is earned. The payment is evidenced by two promissory notes held individually by Messrs. Sasson and Masi, which mature on the fourth anniversary of the closing date and may be voluntarily prepaid at any time. At either Messrs. Sasson’s or Masi’s options, the notes are payable in cash or in common stock of the Company valued at $9.50 per share. Each of the promissory notes earns interest at an annual rate of 8%, provided that if the notes are not paid or converted on or before the third anniversary of the closing date, the interest rate increases to 18%. The promissory notes provide that 75% of the accrued interest is payable quarterly in cash and the remaining 25% accrues and is payable at maturity. MGLLC has guaranteed payment of the promissory notes and interest.

The Sasson/Masi Purchase Agreement provides for the seller parties, jointly and severally, and the buyer parties to provide customary indemnifications to the other parties for breaches of representations, warranties and other covenants, subject to a $5 million cap.

Copies of the Sasson/Masi Purchase Agreement and the Zabeel Purchase Agreement will be filed as exhibits to the Company’s annual report on Form 10-K for year ended December 31, 2011. The above description is a summary of the agreements and is qualified in its entirety by the complete text of the agreements.

Board Seat

In connection with The Light Group Transaction, the Company agreed to appoint Mr. Sasson to the Company’s Board of Directors and to cause Mr. Sasson to be nominated for election to the Board of Directors at the Company’s 2012 annual meeting of stockholders. In the event Mr. Sasson is not elected to the Board of Directors, both promissory notes accelerate and become immediately due and payable.

Item 8.01 Other Events.

TLG Acquisition Operating Agreement

Concurrent with the closing of The Light Group Transaction, the TLG Acquisition operating agreement (the “TLG Acquisition Operating Agreement”) will be amended and restated to provide that MGLLC, which will hold 90% of the membership interests in TLG Acquisition, will be the managing member and that Messrs. Sasson and Masi, each of whom will hold 5% membership interests in TLG Acquisition, will be non-managing members of TLG Acquisition. Messrs. Sasson and Masi, however, will have approval rights over, among other things, certain fundamental transactions involving TLG Acquisition and, for so long as the promissory notes remain outstanding, annual budgets, amendments or terminations of management agreements and other actions that would materially and adversely affect the likelihood that TLG Acquisition would achieve $18 million in Non-Morgans EBITDA during the applicable measurement period.

Each of Messrs. Sasson and Masi will have the right to require MGLLC to purchase his equity interest in TLG at any time after the third anniversary of the closing date at a purchase price equal to seven times the Non-Morgans EBITDA for the preceding 12 months, subject to certain adjustments. In addition, MGLLC will have the right to require each of Messrs. Sasson and Masi to sell his equity interest in TLG at any time after the sixth anniversary of the closing date at a purchase price equal to seven times the Non-Morgans EBITDA for the preceding 12 months, subject to certain adjustments.

Employment and Consulting Agreements

Concurrent with the closing of The Light Group Transaction, the Company will enter into an employment agreement with Mr. Masi, pursuant to which he will serve as the Chief Executive Officer of TLG Acquisition, for an initial term through March 20, 2014. Following termination of his employment, Mr. Masi will be subject to a non-solicitation provision for a period of 12 months and a non-competition provision covering the United States and Western Europe for a period of 6 months, which period may be shorter or longer depending on the circumstances of his departure.

The Company also will enter into a one-year consulting agreement with Mr. Sasson pursuant to which he will provide consulting services in connection with food and beverage and nightclub operations in hotels managed by Morgans and other venues. Mr. Sasson will be subject to a non-competition provision for a period of 12 months from the date he enters into the consulting agreement. Mr. Sasson is also required to first offer any food and beverage opportunities to the Company for a six month period following the non-compete period.

Item 7.01. Regulation FD Disclosure.

On November 17, 2011, the Company issued a press release announcing The Light Group Transaction, as described in Item 1.01. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit contained in this current report on Form 8-K shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Exhibit Number	Description

99.1	Press Release dated November 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: November 17, 2011	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 17, 2011